UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 26, 2006, in connection with the on-going cost reduction efforts of its Metals business and after carefully reviewing potential actions, Olin Corporation (the “Company”), decided to close its Waterbury Rolling Mills brass manufacturing facility in Waterbury, CT (“Waterbury facility”) and consolidate those production activities into its East Alton, IL mill. The Company currently expects to complete the closing of the Waterbury facility during the second quarter of 2006 and currently estimates the expenses associated with the closure to be $17.4 million, of which $13 million will be cash expenditures. The Company based its decision on management’s evaluation, in connection with its cost reduction efforts, of the size, location and capability of the Company’s facilities in light of anticipated business needs. The Company is also considering decisions regarding the possible restructuring or closure of additional facilities, in addition to other overhead reductions, which it currently estimates could result in additional restructuring expenses in the $7.6 to $12.6 million range.

The Company expects to record a one-time pretax restructuring charge of $25-30 million in 2006. Most of the restructuring charge will occur in the first quarter of 2006. The restructuring charge will be partially offset by one-time inventory gains of approximately $10 million in 2006. The Company believes these actions will generate annual cost savings in the $9 to $12 million range and the implementation of these actions will be cash neutral. These forecasts may change as the closure and related actions are completed.

Currently, the Company has only finalized a decision regarding the closure of the Waterbury facility with the other possible restructuring actions not yet decided. The Company currently estimates that the portion of this restructuring charge related to the closing of the Waterbury facility will consist of:

Description	Amount (in millions)
Write-off of equipment and facilities	$3.4
Lease & other contract termination costs	9.7
Facility exit costs	1.5
Employee related costs	2.3
Other	0.5
Total	$17.4

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the closure of the Waterbury facility and other cost-cutting actions and the expected amounts of charges and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the Company’s ability to negotiate with labor unions and close facilities in a timely manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: February 1, 2006